Exhibit 5.1

July 29, 2022

Board of Directors Silvergate Capital Corporation 4250 Executive Square Suite 300 La Jolla, California 92037

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement (the “Registration Statement”) on Form S-3ASR to be filed on the date hereof by Silvergate Capital Corporation, a Maryland corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) 1,221,217 shares of the Company’s Class A common stock, par value $0.01 per share (the “Shares”), to be sold by the selling stockholders named in the Registration Statement (the “Selling Stockholders”). The Shares were issued pursuant to that Asset Purchase Agreement, dated as of January 31, 2022 (the “Purchase Agreement”), by and among the Company and the Libra Association, a Swiss association, or Libra, Diem Networks US HoldCo, Inc., a Delaware corporation that is a subsidiary of Libra, or Diem US HoldCo, Diem Networks US, Inc., a Delaware corporation that is a subsidiary of Diem US Holdco, Diem Networks II LLC, a limited liability company organized under the laws of Switzerland and that is a subsidiary of Libra, or Diem II, Diem LLC, a limited liability company organized under the laws of Switzerland and that is a subsidiary of Diem II, or Diem III, and Diem Networks LLC, a limited liability company organized under the laws of Switzerland and that is a subsidiary of Diem III. We are registering the resale of the Shares as required by the Registration Rights Agreement entered into concurrently with the Purchase Agreement with Diem II, and other holder parties that may be added thereto from time to time (the "Registration Rights Agreement"). Pursuant to the terms of the Registration Rights Agreement, the Shares are subject to a lock-up period restricting the sale of 50% of the Shares until July 31, 2022 and the remaining 50% until January 31, 2023. The Shares may be offered from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act as set forth in the Registration Statement, any amendment thereto, the prospectus contained in the Registration Statement (the “Prospectus”) and one or more supplements to the Prospectus.

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Board of Directors of Silvergate Capital Corporation

July 29, 2022

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement, and all exhibits thereto;

(ii)	the Prospectus

(iii)	the Articles of Incorporation, as amended, of the Company, as presently in effect (the “Articles”);

(iv)	the Amended and Restated Bylaws of the Company, as presently in effect (the “Bylaws”);

(v)	resolutions of the Company’s Board of Directors (the “Board”) adopted on January 8, 2022 relating to the authorization for the Registration Statement, the issuance and sale of the Shares and other related matters;

(vi)	the Purchase Agreement; and

(vii)	the Registration Rights Agreement.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act (and will remain effective at the time of any sales of Shares thereunder); and (f) all Shares will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus. We also have assumed that the execution and delivery by the Company of, and the performance of its obligations under, the Shares will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its subsidiaries is subject; (ii) any law, rule or regulation to which the Company or any of its subsidiaries is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Board of Directors of Silvergate Capital Corporation

July 29, 2022

The opinion letter which we render herein is limited to the General Corporation Law of the State of Maryland, including all Maryland statutes and all Maryland court decisions that affect the interpretation of such General Corporation Law, as of the date hereof. Our opinions expressed herein are as of the date hereof, and we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and any supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Holland & Knight LLP

Holland & Knight LLP